UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 20, 2009

(Date of Report/Date of earliest event reported)

DOMTAR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33164	20-5901152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 de Maisonneuve Blvd. West

Montreal, Quebec

Canada H3A 1L6

(Address and zip code of principal executive offices)

(514) 848-5555

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05	Costs Associated With Exit or Disposal Activities

On October 20, 2009 Domtar Corporation announced that it will convert its Plymouth, North Carolina mill to 100% fluff pulp production. This will require a $73.5 million investment, in line with the Company’s previously stated capital expenditure levels. Domtar’s annual fluff pulp making capacity will increase almost threefold to 444,000 metric tons.

The mill reconfiguration, which will be completed in the fourth quarter of 2010, will also result in the permanent shutdown of Plymouth’s remaining paper machine. This will reduce the Company’s annual uncoated freesheet production capacity by approximately 200,000 tons. The mill reconfiguration will help preserve approximately 360 positions.

The aggregate pre-tax earnings charge in connection with this conversion is estimated to be $67 million which includes an estimated $56 million in non cash charges relating to accelerated depreciation of the carrying amounts of the manufacturing equipment as well as the write-off of related spare parts. Of the estimated pre-tax cash charges of $11 million, $10 million relates to severance and employee benefits and $1 million relates to other items such as training. Of the estimated total pre-tax charge of $67 million, $66 million is expected to be recognized in the fourth quarter of 2009 and $1 million is expected to be incurred during 2010.

As a result of the fourth quarter decision to change the nature and use of the Plymouth Pulp and Paper mill, the carrying amount of the remaining assets of the Plymouth mill is being tested for impairment and may result in a write-down during the fourth quarter of 2009. The carrying amount of such assets was approximately $284 million at September 30, 2009.

Closure and restructuring costs are based on management’s best estimates. Although the Company does not anticipate significant changes, actual costs may differ from these estimates due to subsequent developments such as the results of new environmental studies as well as other business developments. As such, additional costs, further write-downs and impairment charges may be required in future periods.

A copy of the news release is being furnished as Exhibit 99.1 to this form 8-K.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibits 99.1:    News release of Domtar Corporation, dated October 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMTAR CORPORATION
(Registrant)

By:	/s/ Razvan L. Theodoru
Name:	Razvan L. Theodoru
Title:	Vice-President and Secretary

Date: October 20, 2009

Exhibit Index

Exhibit No.	Exhibit
99.1	News Release of Domtar Corporation, dated October 20, 2009.

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